Kingstown Capital Management, LP

Code of Ethics and Personal Trading Policy

July 21, 2010

1.	Introduction

Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) requires all investment advisors registered with the Securities and Exchange Commission (“SEC”) to adopt codes of ethics that set forth standards of conduct and require compliance with federal securities laws. This code of ethics (“Code”) is intended to reflect fiduciary principles that govern the conduct of Kingstown Capital Management, LP {“Kingstown”} and its supervised persons in those situations where Kingstown acts as an investment advisor as defined under the Advisers Act in providing investment advice to clients (“advisory clients”).  It consists of an outline of policies regarding several key areas: standards of conduct and compliance with laws, rules and regulations, protection of material non-public information and personal securities trading.  It also consists of specific information and guidance that is provided in company-wide policies and procedures, including the Compliance Manual and the RIA Compliance Program.

Given Kingstown’s role as sub-adviser to an investment company (mutual fund), this Code has also been designed to comply with the requirements of Rule 17j-l of the Investment Company Act of 1940 (“1940 Act”).

Note:  All references to the CCO throughout this document may also mean his “designee”.

2. Standards of Conduct

In general, those subject to this Code owe a fiduciary duty to Clients, which includes ensuring that one’s personal affairs, including personal securities transactions, are conducted in a manner which avoids: (i) serving one’s own personal interests ahead of Clients, (ii) taking inappropriate advantage of one’s position with Kingstown; and (iii) any actual or potential conflicts of interest or any abuse of one’s position of trust and responsibility.

3. The Code Covers:

The Code covers all “supervised persons.”  In addition, a subset of these supervised persons, known as “access persons” must comply with specific reporting requirements.

Supervised persons include:

1.	Directors, officers, and managing partners of the adviser (or other persons occupying a similar status or performing similar functions)

2.	Employees of the adviser

3.	Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control

Access persons include any supervised person who:

•
Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage

•	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic

Family member:  For purposes of personal securities reporting requirements, terms such as “employee,” “account,” “supervised person,” and “access person” are defined to also include the person’s immediate family (including any relative by blood or marriage) living in the employee’s household, and any account in which he or she has a direct or indirect beneficial interest (such as a trust).  Personal securities reporting requirements do not include other individuals living in the employee’s household but partners and employees should be cognizant of the confidentiality of the business of the adviser.  Information should not be shared with others in their circle of home, friends or family.

Contractors, Consultants and Temporary Employees
Each contractor/consultant/temporary employee (e.g. interns) that is privy to information about securities being considered for purchase or sale by our clients will be required to sign an acknowledgement that he/she has read the Code and will abide by it.  Given that Kingstown employs interns on a short term basis, they do not have access to the Firm’s network and are not involved in investment decisions they are generally not subject to the reporting requirements of this Code.   However, management evaluates each situation separately and will enforce all applicable procedures as necessary in order to remain in compliance with the Code.

NOTE:  DUE TO THE SIZE AND STRUCTURE OF THE FIRM AT THIS TIME, ALL EMPLOYEES ARE DEEMED TO BE ACCESS PERSONS.  HOWEVER, KINGSTOWN HAS MADE CERTAIN DISTINCTIONS WITH RESPECT TO “RESEARCH” AND “NON-RESEARCH” PERSONNEL.  REFER TO EXHIBIT A FOR KINGSTOWN’S ACCESS PERSON LISTING.

4. Definitions

For Purposes of this Code of Ethics:

“Access Person” shall mean a supervised person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.  Access person shall also mean any Advisory Person of a Fund or of a Fund’s investment adviser.

“Advisory Person” of a Fund or of a Fund’s investment adviser shall mean:

•
Any director, officer, general partner or employee of the Fund or investment advisor (or of any company in a control relationship to the Fund or investment advisor) who, in connection with his or her regular functions or duties, makes, participates, in or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

•
Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

“Family Members”:  Refer to Section 3 above.

“Beneficial Owner” shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934.  You have a “Beneficial Ownership” of a Reportable Security when you or a member of your “immediate family” living in the same household, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

•	Investment power or discretion in respect to a Reportable Security (the power or discretion to direct the purchase or sale of a Reportable Security); or
•	The opportunity, directly or indirectly, to profit or share in the gains, losses, dividends or interest obtained from a Reportable Security transaction.

“Immediate family” means son, daughter (including a legally adopted child) or any descendants of either, stepson or stepdaughter, son‐in‐law, daughter‐in‐law, father or mother or any ancestor of either, stepfather or stepmother, mother‐in‐law or father‐in‐law, siblings or siblings‐in‐law, and spouse or “domestic partner.”

“Domestic partner” means a person, 18 years of age or older:

•	To whom you are neither married nor related;
•	With whom you live in the same residence and intend to do so indefinitely; and
•	With whom you have an exclusive committed relationship

“Reportable Fund” as defined by the Investment Advisers Act shall have the same meaning as it does in Rule 204A-1 and generally means (1) any fund for which the Company serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds and (2) any fund whose investment adviser or principal underwriter controls the Company, is controlled by the Company, or is under common control with the Company.

Note:  Refer to Exhibit B for a list of Reportable Funds.

“Reportable Security” means any:
•	Stock
•	Shares of any mutual fund (Kingstown has elected to define this as a reportable security)
•	Shares of any exchange traded fund (“ETF”)
•	Shares of any closed‐end fund (a limited structured fund that raises a fixed amount of capital through an initial public offering traded on a stock exchange)
•	Shares of any “Limited Offering”
•	Interests in limited partnerships and limited liability companies
•	Notes
•	Treasury stock
•	Security future
•	Bond, debenture or evidence of indebtedness
•	Municipal bond or interest in a Section 529 plan
•	Certificate of interest or participation in any profit‐sharing agreement
•	Collateral‐trust certificate, voting‐trust certificate, pre‐organization certificate or subscription
•	Transferable share
•	Investment contract (which may include an interest in a limited partnership or a limited liability company)
•	Certificate of deposit for a security versus a certificate of deposit offered by a bank
•	Fractional undivided interest in oil, gas, or other mineral rights
•
Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including those entered into on a national securities exchange relating to foreign currencies

•	In general, any interest or instrument commonly known as a “security”
•	Certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing

Reportable Security does NOT include:
•	Direct obligations of the U.S. Government, such as U.S. bonds or treasuries;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short‐term debt instruments (including repurchase agreements);
•
Shares issued by unit investment trusts that are invested exclusively in one or more open‐end investment companies (such as some variable annuities or other variable life insurance products) where none of the open‐end investment companies are advised or sub‐advised by Kingstown

“Reportable Account” is an account at a broker, dealer, bank or other financial institution in which transactions in Reportable Securities may be executed. These accounts include Section 529 plans and retirement plan accounts, such as 401(k) and 403(b) plans, if the account can execute transactions in a Reportable Security.

Special Note:  A Reportable Account does not include an account held directly with an open‐end investment company that is not advised or sub‐advised by Kingstown .

 “Client” refers to any person or entity for which Kingstown manages investments or otherwise acts as investment adviser.

“Control” has the same meaning as in section 2(a)(9) of the Act.

“Directly or Indirectly” refers to any transaction involving:

•	Any other securities of the same issuer; and

•
Any derivative security or other instrument relating to the same security or any other security of the same issuer, including any option to purchase or sell the security, any security convertible into or exchangeable into the security, and any related futures contract.

“Discretionary Account” means a Reportable Account over which:

•	You or a Family Member has no direct or indirect influence or control and

•	A person or entity not subject to the Code has sole investment power.

“Fund” means an investment company registered under the Investment Company Act.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

“Purchase or sale of a Reportable Security” includes, among other things, the writing of an option to purchase or sell a Reportable Security.

5. Conflicts of Interest

Conflicts among Client Interests.  Conflicts of interest may arise where the Firm or its supervised persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts; accounts compensated by performance fees over accounts compensated differently; accounts in which employees have made material personal investments; accounts of close friends or relatives of supervised persons).  Favoritism of one group of clients over another is prohibited under the Code.

Competing with Client Trades.  The Code prohibits access persons from using knowledge about pending or currently considered securities transactions for clients to profit personally (directly or indirectly) as a result of such transactions, including by purchasing or selling such securities for their own, their family’s or their friends’ accounts or by relaying such information to others for their use.

Disclosure of Personal Interest.  Investment personnel are prohibited from recommending, implementing or considering any securities transaction for a client without first disclosing any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person.  This designated person for Kingstown shall be the Chief Compliance Officer (CCO).  If such designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Note:  All employees are required to complete a Conflicts of Interest Questionnaire initially upon commencement of employment and on an annual basis thereafter.  Refer to Exhibit G.

6. Confidentiality

All information concerning the identity of security holdings and financial circumstances of all clients (both current and former) or prospective clients is confidential.  This also applies to all Limited Partners in the Partnership.

All information about clients (and Limited Partners) must be kept in strict confidence, including the identity (unless the client/LP consents), financial situation, security holdings, and advice furnished by the Firm.

7. Protection of Material Nonpublic Information (i.e., Insider Trading)

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients’ nonpublic, confidential information.

Employees are also expected not to divulge information regarding Kingstown’s securities recommendations or client securities holdings to any individual outside of the Firm, except

1.	As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

2.	As necessary to maintain or service a client or his/her account;

3.	As permitted by law.

Refer to Exhibit J for the Firm’s Insider Trading Policy.

8. Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients.  In this spirit, the following are required of our employees:

Gifts and Entertainment
The giving or receiving of gifts or business entertainment could give rise to a potential or actual conflict of interest, such that the gift or entertainment is provided as a kickback or quid pro quo.  Gifts of nominal value or those that are customary in the industry such as meals, entertainment, etc. may be appropriate.

For the purposes of this section:

•	“Kingstown Business Partner” is a Client, prospective Client or any person or entity that does, or seeks to do business with, or on behalf of, Kingstown.

•
“Gift” is any item, service or accommodation of value. Promotional items of nominal value that are widely distributed and display a gift giver’s logo, such as golf balls, shirts, towels, pens, etc. do not fall within the definition of “gift.”

•
“Business entertainment” is generally in the form of a social event, hospitality event, meal, leisure activity or event of like nature or purpose in which a Kingstown employee is in attendance as the host and a Kingstown Business Partner is in attendance as the guest – or vice versa.

Employees may not accept gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision‐making or make them feel beholden to any person or firm.  Employees should consult the CCO or his designee if questioning whether something is material or extravagant.

State and local ethics laws, regulations or rules may limit or prohibit the giving of gifts, entertainment or other payments to various state or local governmental entities, agencies and employees.  Additionally, the US Department of Labor limits gifts, entertainment or payments to ERISA plans, or certain officials associated with such plans.  Employees should consult with the CCO or his designee before giving gifts, entertainment or other payments to these persons or entities.

All employees are required to report gifts and entertainment received and given as outlined in the Compliance Manual.

Service as Director for an Outside Company
Any employee wishing to serve as director for an outside company (public or private) must first seek the written approval of the CCO or his designee via the Outside Business Activity Form (Refer to Exhibit H).  The CCO, in reviewing the request, will determine whether such service poses a conflict between the Firm and our clients and whether or not such conflict is acceptable and should be disclosed.

Outside Employment
Before accepting outside employment, which includes any business activity for which the employee receives compensation (‘Outside Employment”), all employees must obtain prior approval from the CCO or his designee via the Outside Business Activity Form (Refer to Exhibit H) .  In evaluating requests for Outside Employment, the CCO will consider the following, among other, factors:

•	Whether the Outside Employment creates an actual or potential conflict of interest;
•	Whether the purpose and duties of the Outside Employment is consistent with Kingstown’s business;
•	Whether there is a risk that the Firm will be seen as associated with the Outside Employment; and
•	Whether the employee will be involved in the financial decisions of the outside employer and the resulting risks to Kingstown.

Outside Business Interests
Any employee wishing to engage in business activities outside of Kingstown’s business must first seek written approval from the CCO or his designee via the Outside Business Activity Form (Refer to Exhibit H)   and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

Political Contributions
In order to comply with Rule 206-4(5), the Pay to Play Rule, employees are prohibited from making contributions to elected officials who may have influence in awarding engagements for which Kingstown or any affiliate is or may be proposing.  Specifically, employees should not engage in the following:

•	Political contributions to elected officials (candidates or incumbents) of any state or local government (includes government agencies, public pension funds and other collective government funds)

•	Participation in fundraising efforts on behalf of any such state or local official

•	Payments to political parties of state or local government or PACs supporting such officials

If such a contribution were made, Kingstown would be prohibited from providing investment services to (or accepting fees from) the government entity for 2 years after the contribution (i.e., after contribution to state governor, Kingstown may not be able to provide services to that state’s pension plan).

9. Personal Trading

General Policy
All employees may maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with Kingstown’s fiduciary duty to its clients and all applicable regulatory requirements.  In addition, each account must be managed in accordance with the personal trading and reporting guidelines as outlined below.

Trading—Not Permissible
As of July 21, 2010 Kingstown’s policy does not permit Access Persons designated as “Research” Personnel  to purchase any new single name securities, options or derivatives.  These individuals may enter into sales of any existing positions of single name securities, options or derivatives until December 31, 2011 only AFTER receiving approval from the CCO.   For these securities, employees must follow the Pre-Clearance procedures as outlined below.

Access Persons designated as “Non-Research” Personnel are permitted to purchase any new single name securities, options or derivatives with prior approval as outlined in the pre-clearance section below.

Trading— Permissible
All employees are permitted to transact in mutual funds (unless sub-advised by Kingstown), exchange traded funds or any other non-reportable security as defined in Section 4.  However, employees must keep in mind that all transactions in these securities must be reported to the CCO in accordance with the Reporting requirements outlined below.  These transactions are not required to be pre-cleared.

Any employee wishing to transact in a private placement or Limited Offering (as defined in Section 4) must consult with the CCO.  These requests will be reviewed on a case by case basis and require approval by the CCO and at least one Managing Member (pre-approval in these particular transactions is also required in order to comply with regulatory requirements under the Advisers Act of 1940 and Investment Company Act of 1940).

Pre-clearance Procedures
Any employee wishing to transact in a security that requires pre-approval as outlined above must send an email to the CCO AND a Managing Member with all necessary transaction details.   Generally, approval or denial will be communicated back to the employee via email unless circumstances prevent otherwise.   The approval of a request is good for 5 business days unless otherwise communicated to the employee.

10. Reporting Requirements

Discretionary Accounts

With respect to discretionary accounts (those in which you do not have the power or discretion to direct the purchase or sale of a Reportable Security), all employees must:

•	Report your discretionary accounts, but need not report the securities held in these accounts.
•	Request the CCO’s approval to open any new discretionary accounts.
•
Complete an annual certification attesting that you or your family member has had no discretion regarding any transaction made in the account and that the trustee or broker has made all investment decisions without informing you or your family member as to the transaction until after the transaction has been effected.

Initial Holdings Reports

All Access Persons must provide the CCO with an Initial Holdings Report within 10 days of becoming an Access Person. The report must include a list of all reportable accounts and the holdings of all reportable securities, along with the names of any discretionary accounts (as outlined above).  The information must be current as of a date no more than 45 days prior to the date of becoming an Access Person.

NOTE:  Any new brokerage accounts opened subsequent to becoming an Access Person must be promptly disclosed to the CCO.

See Exhibit C for the Initial Holdings Report.

Annual Holdings Reports

All Access Persons must submit an Annual Holdings Report by January 30.   The report must include a list of all reportable accounts and the holdings of all reportable securities as of December 31, as well as the name of all discretionary accounts as outlined above.

See Exhibit D for the Annual Holdings Report.

Quarterly Reporting Forms

All Access Persons must complete a quarterly reporting form within 30 days of quarter end.

Broker statements submitted to the CCO are accepted in lieu of completing a Quarterly Reporting Form.

Employees that do not maintain reportable accounts or transact in reportable securities are required to complete the Quarterly Reporting Form confirming they have had no activity.

See Exhibit E for the Quarterly Reporting Form.

11. Review of Reportable Personal Security Transactions

Upon receipt of statements and reporting form, the CCO will review the transaction activity to confirm there were no violations of the Code or evidence of improper trading activities or conflicts of interest by the Access Person.  Broker statements are maintained by the CCO in accordance with the records retention provisions of Rule 204-2(e) of the Advisers Act.

12. Failure to Comply with the Provisions of the Code – Sanctions

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with Kingstown. Employees are urged to seek the advice of the CCO for any questions as to the application of this Code to their individual circumstances.

Violations of the Code may result in disciplinary action.  The disciplinary action may be whatever the CCO and/or Managing Member deem appropriate given the situation, and may include a written warning, fines, disgorgement of profits and/or losses avoided, suspension, demotion, or termination of employment.  Violations may also be referred to civil or criminal authorities where appropriate.

13. Administration and Enforcement of the Code

Administration of the Code
The CCO will administer the Code and use reasonable diligence and institute procedures reasonably necessary to review reports submitted by Advisory Persons and to prevent Code violations. Among other things, the CCO or his designee will review reports against preclearance requests, transaction confirmations and account statements on a quarterly basis, and look for any violations of the Code or indications of insider trading.

Recordkeeping Policy

Records must be maintained for a minimum of two years in the Firm’s main office and three additional years in an easily accessible place, for a total of five years.

The following records shall be maintained for the required document retention period:

•	A copy of each Code that has been in effect at any time during the last five years.

•	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred.

•
A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was a supervised person. (These records must be kept for five years after the individual ceases to be a supervised person of the Firm.)

•	Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports.

•	A list of the names of persons who currently, or within the past five years, were access persons or investment personnel.

•
A record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted.

•	A record of any decisions and supporting reasons that grant supervised persons or access persons a waiver from or exception to the Code. Maintain for five years.

•	Copies of all reports provided to Senior Management regarding the annual review of the Code and a listing of any material violations. Maintain for five years.

•	A record of persons responsible for reviewing the access persons reports currently and during the previous five years.

Training and Education
Kingstown has designated the CCO of the Firm as the individual responsible for training and educating supervised persons regarding the Code.  Training will occur periodically and all employees are required to attend any training and/or read all applicable materials.

Annual Review

On an annual basis, the CCO will review the provisions of this Code to determine whether revisions are required so as to comply with the provisions of the Advisers Act and SEC interpretations thereof with respect to personal securities trading by Access Persons.  Results of the review will be documented as part of the Annual Review of the Firm’s Compliance Program

New Employee Acknowledgement

New employees must acknowledge they have read and understand and they must agree to comply with this Code of Ethics and Personal Trading Policy.  Refer to Exhibit F.

Annual and Amendment Acknowledgements
All employees are required to acknowledge annually that they have read, understand and agree to comply with the Code.  This is done in conjunction with the annual acknowledgement of the Firm’s Compliance Manual and Business Continuity Plan (refer to Exhibit I).

Also, any amendments to the Code will be distributed via e-mail and again, an acknowledgement must be completed and returned to the CCO.  Refer to Exhibit F.

Form ADV Disclosure

A description of our Code will be provided in the Firm’s Form ADV, Part II, Schedule F.  If requested, a copy of the complete Code will be provided to any current or prospective client or Limited Partner that makes a request.  The Firm’s Form ADV will be updated if necessary to reflect amendments to the Code.

Further Information

For further information regarding the Code of Ethics and Personal Trading Policy please contact the CCO.

Matthew S. Hardin (CCO)
724-816-2755
mhardin@hardincompliance.com

Lisa M. Giovannelli (CCO’s Designee)
412-398-2848
lgiovannelli@hardincompliance.com

Exhibit A

Kingstown Capital Management, LP
Access Person Listing

  Managing Member
NAME	TITLE	EFFECTIVE DATE	RESEARCH PERSONNEL
Blitzer, Michael	Managing Member	8/21/2008**	X
Shanon, Guy	Managing Member	8/21/2008**	X
Shahinian, Eric	Analyst	10/1/2009	X

Aditi Davare	Chief Financial Officer	05/01/2010
Christof Pfeiffer	Analyst	06/01/2010	X

** SEC Registration Date

Exhibit B

Kingstown Capital Management, LP

List of Reportable Funds

Absolute Opportunities Fund

Exhibit C

Kingstown Capital Management, LP
Initial Portfolio Holdings Report

Name: _________________________________

Signature: ______________________________   DATE: ______________________

Required Portfolio Holdings to Report

I am required to report holdings of all reportable securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics & Personal Trading Policy.

Transactions Not Required to be Reported

I am not required to report holdings in the following securities: registered open-ended investment companies, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts:

 I have no brokerage accounts.

 I confirm that I have the following non-discretionary accounts.  See attached account statements, dated within 45 days of this report, for a list of all securities.

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

 I confirm that I have the following discretionary accounts (controlled by a broker):

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

 Other Investments:  __________________________________________________________________________________________________________________________________________________________________________

Exhibit D

Kingstown Capital Management, LP
Annual Portfolio Holdings Report

Name: _________________________________

Signature: ______________________________   DATE: ______________________

Required Portfolio Holdings to Report

I am required to report holdings of all reportable securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in the Code of Ethics & Personal Trading Policy section 4.

Transactions Not Required to be Reported

I am not required to report holdings in the following securities: securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market mutual funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

With respect to my personal accounts:

 I have no brokerage accounts or other investments.

 As of December 31, I have only the non-discretionary accounts for which monthly account statements have been provided for all accounts.

 As of December 31, I have the following discretionary accounts (controlled by a broker):

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

Broker: __________________________________                                                                                     Account Number: _____________________

 Other Investments:  _______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Exhibit E

Kingstown Capital Management, LP

TRANSACTION REPORTING FORM

For the Quarter Ended _______________

Name:_________________________________

Signature: ______________________________   DATE: ______________________

This form is intended for reporting any transactions in Private Placements or Limited Offerings entered into during the quarter.

This form is to be completed and returned to the CCO by the 30th calendar day following quarter-end.

  I had other investments during the quarter as follows:  ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

  I confirm that all transactions were approved in accordance with the pre-clearance requirements.

  I opened the following brokerage accounts during the quarter and have directed the broker to send duplicate accounts statements (if non-discretionary):

Broker: _______________________________________Account Number:_________________________

Broker: _______________________________________Account Number:_________________________

Broker: _______________________________________Account Number:_________________________

Exhibit F

Receipt of the Code of Ethics and Personal Trading Policy

This form must be signed and returned to the Chief Compliance Officer within 10 days.

This is to acknowledge my receipt of the Code of Ethics & Personal Trading Policy for Kingstown Capital Management, LP dated _________________.  I have had the opportunity to read the procedures and have had all my questions relating to these answered by the Chief Compliance Officer.

I also acknowledge my understanding of these procedures and that I will take all necessary steps to implement them into my daily activities immediately.  I understand the severity of the requirements and also understand that failure to follow these will result in disciplinary sanctions being taken against me, up to and including termination.

I have disclosed any possible conflicts of interest that I am aware of to the Chief Compliance Officer and will provide the required reports as required.

Name

Signature                                                                                     Date

Please check one:

 Amendment to the Code of Ethics & Personal Trading Policy dated ____________

 New Employee with a start date of:  __________________

 Annual Acknowledgement

Exhibit G

Kingstown Capital Management, LP

Initial and Annual Conflicts of Interest Certification

I hereby certify that, except as disclosed below, I am not aware of any conflicts of interest or potential conflicts of interest between the interests of Kingstown Capital Management, LP (“Kingstown”) and any of my personal or business activities outside of my role at Kingstown.

I acknowledge that the questions outlined below are asked in order to identify specific areas of actual or potential conflict, and that these questions are not intended to be all inclusive.  I am aware that other circumstances may arise that I would be required to disclose.

I acknowledge that although Firm procedures indicate that I am required to complete this certification on an annual basis, I am obligated to promptly bring to the attention of the CCO any conflict or potential conflict that may arise in the interim.

[Missing Graphic Reference]

Please provide a response to each question/statement below.

List any joint ventures or any other businesses in which you participate or have any interest and include a description of each relationship.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Have you participated in any Private Placement in Public Entity (PIPE) offerings or purchased any securities in these offerings since your employment with Kingstown, either for your own or a related person’s account?

_____           Yes

Details: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

_____           No

List any publicly traded companies for which you or any relatives serve as an officer or director.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any credit committees on which you serve.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List the names of any relatives who are employed or affiliated with a broker-dealer firm.  Include the name of the firm and a description of the position they hold.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any gift or entertainment received by you (from brokers, custodians, vendors, clients, investors, etc.) during the past year in excess of $100 that was not previously reported to the CCO for inclusion on the gift log.  Include the approximate dollar amount.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any gift or entertainment provided by you (to brokers, custodians, vendors, clients, investors, etc.) during the past year in excess of $500 that was not previously reported to the CCO for inclusion on the gift log.  Include the approximate dollar amount.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any outside business activities for which you receive compensation, either directly or indirectly.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List the details of any political contributions made during the past year.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any holdings that you, or an immediate family member, have in a Reportable Fund.

_____           None

Absolute Opportunities Fund: ____________________________________________________________

List any investment blogs or websites that you contribute content to and briefly describe the information contributed.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Describe any investment clubs that you are a member of, including frequency of meetings, type of information discussed and whether or not the club engages in any trading activities.

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

List any other conflicts of interest or potential conflicts of interest that you feel you may be required to disclose in accordance with the Firm’s policies and procedures.

_____           None

Response: _________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

_____________________________________                                                                                                _________________

Signature                                                                                                Date

_____________________________________

Printed Name

Exhibit H

OUTSIDE BUSINESS ACTIVITY FORM

KINGSTOWN CAPITAL MANAGEMENT, LP

Date: _________________________

To:  Chief Compliance Officer

Subject: Employee outside employment/business activity

This form must be completed and APPROVED prior to the employee engaging in any outside employment/business activity.

Details regarding my request for outside employment/business activity are as follows:

1.	Name of business:______________________________________________________________________________

2.	Nature of business:______________________________________________________________________________________

3.	Duties in connection with the business:______________________________________________________________________________________

4.	Number of hours spent in connection with the business (per week, month quarter, etc.): _________________

5.	Will you have any position as a company office/director? Yes No

6.	Compensation to be received:____________________

7.
Any other information that would be helpful in determining whether this employment is proper:  _______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Kingstown Employee                                                                                     Chief Compliance Officer

Name: ________________________________                                                                                                Matthew S. Hardin

(Please print)

Position: ______________________________                                                                                                Signature: _______________________________

Signature:_____________________________                                                                                                Request is: Approved       Denied

Reason for Denial:  __________________________________________________________________________________________________________________________________________________________________________________

A copy should be retained by the employee.  The original should be retained by the CCO.

Exhibit I

Kingstown Capital Management, LP

Compliance Policies and Procedures Acknowledgement Form

I have received a copy of the Kingstown Capital Management, LP Compliance Policies and Procedures Manual dated ______________________ and the Kingstown Capital Management, LP Business Continuity Disaster Recovery Plan dated _____________________________.  I have reviewed the documents and understand the content and potential sanctions that may be imposed should I violate the policies and procedures. I also acknowledge that I have had the opportunity to address any questions or concerns.  Should I need further clarification at any time in the future, I will contact the CCO.

I understand and agree that I must abide by the policies and procedures outlined in the Compliance Manual (or as amended in future versions, memos or meetings) during my employment with Kingstown Capital Management, LP and certify that I have, to date, complied with the policies and procedures outlined in this manual.

I have provided this acknowledgement within 10 calendar days of my initial receipt of this manual (or any updates). I understand that each time this manual undergoes a material update I will be required to sign an additional acknowledgement, or at least on an annual basis.

________________________________________________                                                                                                           ______________________________

Signature                                                                                                Date

________________________________________________

Employee’s Name

Exhibit J

Kingstown Capital Management, LP

INSIDER TRADING POLICIES AND PROCEDURES

No Access Person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by Kingstown), while in possession of material, nonpublic information, nor may any Access Person of Kingstown communicate material, nonpublic information to others in violation of the law.

•	What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this includes any information the disclosure of which would have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material. Assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information may also relate to the market for a company’s securities.  Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press may also be material.  For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to Kingstown’s securities recommendations and Client securities holdings and transactions.

•	What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by Kingstown (“Client Accounts”), you must determine whether you have access to material, nonpublic information.  If you think that you might have access to material, nonpublic information, you should take the following steps:

•	Report the information and proposed trade immediately to the Chief Compliance Officer.

•	Do not purchase or sell the securities on behalf of yourself or others, including investment funds or private accounts managed by Kingstown.

•	Do not communicate the information inside or outside of Kingstown, other than to the Chief Compliance Officer.

•	After the Chief Compliance Officer has reviewed the issue, a determination will be made as to whether the information is material and nonpublic and, if so, what action the firm will take.

If, after consideration of the items set forth above, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone. This degree of caution will protect you, our Clients and the firm.

Contacts with Public Companies

Contacts with public companies may represent an important part of our research efforts. Kingstown may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues arise, however, when in the course of these contacts, an Access Person of Kingstown or other person subject to this Code becomes aware of material, nonpublic information.  This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes selective disclosure of adverse news to a handful of investors. In such situations, Kingstown must make a judgment as to its further conduct. To protect yourself, your Clients and the firm, you should contact the Chief Compliance Officer immediately if you believe that you may have received material, nonpublic information.

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Kingstown, except as provided above.  In addition, care should be taken so that such information is secure.  For example, files containing material, nonpublic information should be sufficiently safeguarded to protect their confidentiality.  This includes password protection on terminals, locked file cabinets or drawers and a “clean desk” policy when an Access Person is not present at his work area.  In summary, all employees must make a good faith effort to restrict access to material, nonpublic information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: first, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.  Access Persons of Kingstown and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Employee Personal Trading Restrictions

General Policy
Employees may maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with Kingstown’s fiduciary duty to its clients and all applicable regulatory requirements.  In addition, each account must be managed in accordance with the personal trading and reporting guidelines as outlined below.

Trading—Not Permissible
As of July 21, 2010 Kingstown’s policy does not permit employees to purchase any new single name securities, options or derivatives.  Employees may enter into sales of any existing positions of single name securities, options or derivatives until December 31, 2011 only AFTER receiving approval from the CCO.   For these securities, employees should following the Pre-Clearance procedures as outlined below.

Trading— Permissible
Employees are permitted to transact in mutual funds (unless sub-advised by Kingstown), exchange traded funds or any other non-reportable security as defined in Section 4.  However, employees must keep in mind that all transactions in these securities must be reported to the CCO in accordance with the Reporting requirements outlined below.  These transactions are not required to be pre-cleared.

An employee wishing to transact in a private placement or Limited Offering (as defined in Section 4) must consult with the CCO.  These requests will be reviewed on a case by case basis and require approval by the CCO and at least one Managing Member (pre-approval in these particular transactions is also required in order to comply with regulatory requirements under the Advisers Act of 1940 and Investment Company Act of 1940).

Pre-clearance Procedures
Any employee wishing to transact in a security that requires pre-approval as outlined above must send an email to the CCO AND the Portfolio Manager with all necessary transaction details.   Generally, approval or denial will be communicated back to the employee via email unless circumstances prevent otherwise.   The approval of a request is good for 5 business days unless otherwise communicated to the employee.

Portfolio Holdings of Registered Investment Companies

With regards to portfolio holdings of clients that are registered investment companies, employees are prohibited from:

•	Disclosing the fund’s portfolio holdings to any broker/dealer or other entity for the purpose of marketing and distribution of the fund’s shares;

•	Disclosing the fund’s portfolio holdings to any investor in the mutual fund;

•	Disclosing the fund’s portfolio holdings to any potential investor of the mutual fund.

This restriction shall not prevent employees from disclosing all or some of the portfolio holdings to brokers for purposes of trading and portfolio management by the adviser or to other entities on a need-to-know basis (including, but not limited to prime brokers, fund custodians, fund administrators, advisers, attorneys, auditors and regulators).